Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Third Quarter Financial Results

•	Total Net Revenue (“Revenue”) increased 13.2% to $208.4 million in the third quarter of 2015 from $184.1 million in the third quarter of 2014
•	Adjusted EBITDA(1) increased 5.6% to $35.3 in the third quarter of 2015 from $33.4 million in the third quarter of 2014
•	Diluted earnings per share was $0.18 per share in the third quarter of 2015, an increase from $0.10 per share from last year’s third quarter
•	Aggregate procedural volumes increased 12.0% and same center volumes increased 5.2% as compared with the third quarter of 2014
•	During the quarter, RadNet established a new joint venture in Maryland with LifeBridge Health
•	Subsequent to the end of the quarter, RadNet completed the acquisition of Diagnostic Imaging Group, LLC in the New York metropolitan area

LOS ANGELES, California, November 9, 2015 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 297 owned and/or operated outpatient imaging centers, today reported financial results for its third quarter of 2015.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “We are pleased with the continuing improvement of our business since the first quarter of this year. This third quarter, we had our highest Revenue and EBITDA of 2015, reflective of growth and expansion initiatives we completed throughout the year and continued focus on managing costs. Although we are far from the full optimization of the infrastructure investments we made at the end of last year and throughout the first quarter of 2015, we are beginning to experience some of the operating leverage from the increased capacity these investments provided. Despite having more work to do to grow into this infrastructure, I am encouraged by utilization trends that I see in our business.”

“I’m most encouraged by strong volumes we are experiencing in many of our regional networks. Aggregate volumes increased 12.0% and same center volume increased 5.2% as compared with last year’s third quarter. Capitation in California continues to grow as well. As compared with last year’s third quarter, capitation revenue increased 21.5%,” added Dr. Berger.

Dr. Berger continued, “During the quarter, we completed the expansion of our New Jersey Imaging Joint Venture with Barnabas Health and established a new joint venture in the Baltimore, Maryland region with LifeBridge Health. Partnering with hospitals and health systems will continue to be an important part of our growth strategy. The Affordable Care Act encourages alliances between providers, and hospitals and health systems are more interested than ever in aligning with ancillary outpatient service providers like RadNet. These partnerships validate our expertise in all facets of imaging, from operating outpatient centers to managing in-hospital radiology departments, providing information technology solutions and provisioning off-site teleradiology services. ”

“Subsequent to the end of the third quarter, we completed the acquisition of Diagnostic Imaging Group, LLC (“DIG” ). DIG should incrementally provide us over $70 million of annual revenue, over 750,000 patient exams per year and 17 new facilities in densely populated New York metropolitan markets. The acquisition enhances our already-leading position in the New York metropolitan area, bolstering our presence in Brooklyn, Manhattan and the Bronx, while establishing us in Queens. The acquisition furthers our ability to pursue unique contracting and population health opportunities, and I believe there are substantial additional growth opportunities on which we can capitalize;” concluded Dr. Berger.

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Third Quarter Financial Results

For the third quarter of 2015, RadNet reported Revenue of $208.4 million, Adjusted EBITDA(1) of $35.3 million and Net Income of $8.0 million, respectively. Revenue increased $24.3 million (or 13.2%), Adjusted EBITDA(1) increased $1.9 million (or 5.6%) and Net Income increased $3.5 million, respectively, over the third quarter of 2014. Per share Net Income for the third quarter was $0.18, compared to per share Net Income in the third quarter of 2014 of $0.10 (based upon a weighted average number of diluted shares outstanding of 44.8 million and 44.0 million for these periods in 2015 and 2014, respectively).

Affecting Net Income in the third quarter of 2015 were certain non-cash expenses and non-recurring items including: $4.8 million gain on the sale of our 10 wholly owned imaging facilities to our New Jersey Imaging Network joint venture; $906,000 of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $167,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $738,000 loss on the sale of certain capital equipment; and $1.4 million of amortization of deferred financing costs and loan discounts related to our credit facilities.

For the third quarter of 2015, as compared with the prior year’s third quarter, MRI volume increased 14.0%, CT volume increased 11.6% and PET/CT volume increased 7.2%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 12.0% over the prior year’s third quarter. On a same-center basis, including only those centers which were part of RadNet for both the third quarters of 2015 and 2014, MRI volume increased 5.7%, CT volume increased 7.6% and PET/CT volume increased 0.2%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 5.2% over the prior year’s same quarter.

Nine Month Financial Results

For the nine months ended September 30, 2015, RadNet reported Revenue, Adjusted EBITDA(1) and Net Income of $593.9 million, $89.1 million and $6.8 million, respectively. Revenue increased $61.9 million (or 11.6%), Adjusted EBITDA(1) decreased $5.4 million (or 5.8%) and Net Income increased $9.7 million, respectively, over the first nine months of 2014. Net Income Per Share for the nine month period ended September 30, 2015 was $0.15 per diluted share, compared to Net Loss of $0.07 per diluted share in corresponding nine month period of 2014 based upon a weighted average number of fully diluted shares outstanding of 44.7 million and 40.7 million for these periods in 2015 and 2014, respectively).

Affecting operating results in the nine months ended September 30, 2015 were certain non-cash expenses and non-recurring items including: $4.8 million gain on the sale of our 10 wholly owned imaging facilities to our New Jersey Imaging Network joint venture; $6.5 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $297,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $774,000 loss on the sale of certain capital equipment; and $4.0 million of amortization of deferred financing costs and loan discounts related to our credit facilities.

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2015 Guidance Update

RadNet updates the previously announced 2015 fiscal year guidance ranges as follows:

	Original	Guidance After
	2015 Guidance	3rd Quarter 2015
Revenue (a)	$785 - $805 million	$825 - $850 million
Adjusted EBITDA(1)	$125 - $135 million	$125 - $130 million
Capital Expenditures (b)	$40 - $45 million	$45 - $50 million
Cash Interest Expense	$36 - $40 million	$35 - $38 million
Free Cash Flow Generation (c)	$42 - $52 million	$37 - $45 million

(a)	Service Fee Revenue, net of contractual allowances plus Revenue under capitation arrangements. This excludes the provision for bad debts.
(b)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.
(c)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its third quarter 2015 results on Monday, November 9th, 2015 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Monday, November 9, 2015

Time: 10:30 a.m. Eastern Time

Dial In-Number: 888-576-4398

International Dial-In Number: 719-457-2083

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=117082 or http://www.radnet.com under the “About RadNet” menu section and “News & Press Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 877-870-5176 from the U.S., or 858-384-5517 for international callers, and using the passcode 4858864.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

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About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 297 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey, New York and Rhode Island. In addition, RadNet provides radiology information technology solutions, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 7,300 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2015 financial guidance, achieving cost savings, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	September 30,	December 31,
	2015	2014
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$36,054	$307
Accounts receivable, net	159,205	148,235
Current portion of deferred tax assets	17,246	17,246
Due from affiliates	2,604	1,561
Prepaid expenses and other current assets	41,194	24,671
Total current assets	256,303	192,020
PROPERTY AND EQUIPMENT, NET	232,477	223,127
OTHER ASSETS
Goodwill	201,450	200,304
Other intangible assets	45,225	47,624
Deferred financing costs, net of current portion	4,294	6,122
Investment in joint ventures	32,434	32,123
Deferred tax assets, net of current portion	32,584	35,334
Deposits and other	4,108	4,026
Total assets	$808,875	$740,680
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$95,058	$97,816
Due to affiliates	5,664	6,289
Deferred revenue	1,323	1,964
Current portion of notes payable	23,391	19,468
Current portion of deferred rent	2,299	2,100
Current portion of obligations under capital leases	8,761	5,637
Total current liabilities	136,496	133,274
LONG-TERM LIABILITIES
Deferred rent, net of current portion	26,299	20,965
Line of credit	–	15,300
Notes payable, net of current portion	606,744	551,059
Obligations under capital lease, net of current portion	7,422	6,143
Other non-current liabilities	5,577	6,241
Total liabilities	782,538	732,982
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 44,495,235 and 42,825,676 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	4	4
Paid-in-capital	188,310	177,750
Accumulated other comprehensive loss	(146)	(112)
Accumulated deficit	(165,452)	(172,280)
Total RadNet, Inc.'s stockholders' equity	22,716	5,362
Noncontrolling interests	3,621	2,336
Total equity	26,337	7,698
Total liabilities and equity	$808,875	$740,680

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
NET REVENUE
Service fee revenue, net of contractual allowances and discounts	$192,904	$171,098	$546,337	$498,536
Provision for bad debts	(9,433)	(7,532)	(25,295)	(21,945)
Net service fee revenue	183,471	163,566	521,042	476,591
Revenue under capitation arrangements	24,895	20,493	72,880	55,426
Total net revenue	208,366	184,059	593,922	532,017
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	175,631	153,000	520,348	445,838
Depreciation and amortization	14,601	14,423	43,836	45,193
Loss on sale and disposal of equipment	738	1,289	774	1,581
Severance costs	167	112	297	976
Total operating expenses	191,137	168,824	565,255	493,588
INCOME FROM OPERATIONS	17,229	15,235	28,667	38,429
OTHER INCOME AND EXPENSES
Interest expense	10,546	10,395	30,965	32,503
Meaningful use incentive	–	–	(3,270)	(1,762)
Equity in earnings of joint ventures	(1,992)	(2,009)	(6,301)	(4,722)
Gain on sale of imaging centers	(4,823)	–	(4,823)	–
Loss on early extinguishment of Senior Notes	–	–	–	15,927
Other expenses	8	6	418	4
Total other expenses	3,739	8,392	16,989	41,950
INCOME (LOSS) BEFORE INCOME TAXES	13,490	6,843	11,678	(3,521)
(Provision for) benefit from income taxes	(5,199)	(2,334)	(4,300)	911
NET INCOME (LOSS)	8,291	4,509	7,378	(2,610)
Net income attributable to noncontrolling interests	304	58	550	219
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$7,987	$4,451	$6,828	$(2,829)

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.18	$0.11	$0.16	$(0.07)

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.18	$0.10	$0.15	$(0.07)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	43,637,022	41,644,606	43,247,002	40,734,083
Diluted	44,751,936	44,033,580	44,704,323	40,734,083

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(unaudited)

	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$7,378	$(2,610)
Adjustments to reconcile net lossto net cash provided by operating activities:
Depreciation and amortization	43,836	45,193
Provision for bad debts	25,295	21,945
Equity in earnings of joint ventures	(6,301)	(4,722)
Distributions from joint ventures	6,255	7,358
Amortization and write off of deferred financing costs and loan discount	4,000	4,444
Loss on sale and disposal of equipment	774	1,581
Loss on early extinguishment of Senior Notes	–	15,927
Gain on sale of imaging centers	(4,822)	–
Stock-based compensation	6,477	2,069
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(32,485)	(42,887)
Other current assets	(15,628)	(4,754)
Other assets	(1,254)	(72)
Deferred taxes	2,750	(2,461)
Deferred rent	6,034	653
Deferred revenue	(641)	604
Accounts payable , accrued expenses and other	(1,603)	(8,225)
Net cash provided by operating activities	40,065	34,043
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(41,237)	(9,428)
Purchase of noncontrolling interests	–	(196)
Purchase of property and equipment	(38,736)	(33,895)
Proceeds from sale of equipment	648	766
Proceeds from sale of imaging facilities	35,500	–
Proceeds from sale of internal use software	443	–
Equity contributions in existing and purchase of interest in joint ventures	(265)	(1,161)
Net cash used in investing activities	(43,647)	(43,914)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(6,645)	(16,733)
Proceeds from borrowings	74,401	210,000
Payments on Term Loan Debt/Senior Notes	(17,548)	(211,344)
Deferred financing costs	(531)	(6,650)
Net proceeds on revolving credit facility	(15,300)	25,100
Distributions paid to noncontrolling interests	(613)	(148)
Proceeds from sale of noncontrolling interests	5,005	–
Proceeds from issuance of common stock upon exercise of options/warrants	594	1,546
Net cash provided by financing activities	39,363	1,771
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(34)	(38)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	35,747	(8,138)
CASH AND CASH EQUIVALENTS, beginning of period	307	8,412
CASH AND CASH EQUIVALENTS, end of period	$36,054	$274
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$26,543	$32,389

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	September 30,
	2015	2014
Net Income Attributable to RadNet, Inc. Common Shareholders	$7,987	$4,451
Plus Provision for Income Taxes	5,199	2,334
Plus Other Expenses	8	6
Plus Interest Expense	10,546	10,395
Plus Severance Costs	167	112
Plus Loss on Sale of Equipment	738	1,289
Less Gain on Sale of Imaging Centers	(4,823)	–
Plus Depreciation and Amortization	14,601	14,423
Plus Non Cash Employee Stock Compensation	906	433
Adjusted EBITDA(1)	$35,329	$33,443

	Nine Months Ended
	September 30,
	2015	2014
Net Income (Loss) Attributable to RadNet, Inc. Common Shareholders	$6,828	$(2,829)
Plus Provision for (Benefit From) Income Taxes	4,300	(911)
Plus Other Expenses	418	4
Plus Loss on Early Extinguishment of Senior Notes	–	15,927
Plus Interest Expense	30,965	32,503
Plus Severance Costs	297	976
Plus Loss on Sale of Equipment	774	1,581
Less Gain on Sale of Imaging Centers	(4,823)	–
Plus Depreciation and Amortization	43,836	45,193
Plus Non Cash Employee Stock Compensation	6,477	2,069
Adjusted EBITDA(1)	$89,072	$94,513

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PAYOR CLASS BREAKDOWN**

Second Quarter
2015
Commercial Insurance	55.1%
Medicare	19.8%
Capitation	11.4%
Workers Compensation/Personal Injury	3.8%
Medicaid	2.8%
Other	7.1%
Total	100.0%

**Capitation percentage has been calculated based upon its proportion of Revenue Under Capitation Arrangements in the period to Service Fee Revenue, Net of Contractual Allowances and Discounts plus Revenue Under Capitation Arrangements. After deducting the capitation percentage from 100%, all other payor class percentages are based upon a proportion to global payments received from consolidated imaging centers from that periods dates of services and excludes payments from hospital contracts, Breastlink, imaging center management fees, eRAD, Imaging on Call and other miscellaneous revenue.

RADNET PAYMENTS BY MODALITY *

	Third Quarter	Full Year	Full Year	Full Year	Full Year
	2015	2014	2013	2012	2011

MRI	34.9%	36.1%	36.3%	35.5%	35.1%
CT	15.5%	15.3%	15.5%	16.0%	16.1%
PET/CT	4.8%	5.7%	5.6%	5.9%	6.0%
X-ray	9.2%	10.2%	10.5%	10.3%	10.1%
Ultrasound	11.7%	11.1%	11.0%	10.9%	10.9%
Mammography	15.9%	16.5%	15.7%	16.0%	15.9%
Nuclear Medicine	1.1%	1.4%	1.5%	1.5%	1.6%
Other	6.9%	3.7%	3.9%	4.0%	4.2%
	100.0%	100.0%	100.0%	100.0%	100.0%

Note

* Based upon global payments received from consolidated Imaging Centers from that year's dates of service.

Excludes payments from hospital contracts, Breastlink, Imaging on Call, Meaningful Use, eRAD, Center Management Fees and other miscellaneous operating activities.

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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